SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CAPITAL GROWTH SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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CAPITAL GROWTH SYSTEMS, INC.

NOTICE OF
SPECIAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT

Date:	June 11, 2007

Time:	9:00 a.m.

Place:	111 East Wacker, Suite 2800 Chicago, Ill. 60601

Capital Growth Systems, Inc.
125 South Wacker Drive, Suite 300
Chicago, IL 60606
(312) 673-2400

Notice of Special Meeting of Stockholders
to be Held June 11, 2007

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of Capital Growth Systems, Inc., which will be held on June 11, 2007 beginning at 9:00 a.m. central time, at 111 E. Wacker, Suite 2800, Chicago, Illinois 60601. At the special meeting, you will be asked to:

•	approve an amendment to our Articles of Incorporation to increase the maximum number of shares of our Common Stock that we are authorized to issue from 25 million to 350 million; and

•	approve an amendment to our Corporate By-Laws to permit the amendment of the By-Laws by the board of directors, without the need for stockholder approval; and

•	transact any other business that may properly be presented at the special meeting.

If you were a stockholder of record at the close of business on May 3, 2007, you may vote in person at the special meeting and any postponements or adjournments of the meeting. A list of these stockholders will be available at our offices before the special meeting.

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or vote by telephone or Internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the special meeting.

By order of the Board of Directors,

By:	/s/ Thomas G. Hudson
Thomas G. Hudson
Chief Executive Officer

May 10, 2007

i

This proxy statement contains information related to the special meeting of stockholders to be held June 11, 2007, beginning at 9:00 a.m. Central Standard Time at 111 East Wacker Drive, Suite 2800, Chicago, Illinois 60601, and at any postponements or adjournments thereof. This proxy statement is being mailed to stockholders on or about May 11, 2007.

INFORMATION ABOUT THE SPECIAL MEETING

Information about Attending the Special Meeting

The board of directors is soliciting your vote for the 2007 special meeting of stockholders. You will be asked to vote on:

•	approving an amendment to our Articles of Incorporation to increase the maximum number of shares of our Common Stock that we are authorized to issue from 25 million to 350 million; and

•	approving an amendment to our Corporate By-Laws to permit the amendment of the By-Laws by the board of directors, without the need for stockholder approval; and

•	any other business that properly comes before the meeting.

If you own shares of Common Stock in more than one account, such as individually and jointly with your spouse, you may receive more than one set of these materials. Please make sure to vote all of your shares. This proxy statement summarizes information we are required to provide to you under the rules of the Securities and Exchange Commission. If you plan on attending the special meeting of stockholders in person, please contact Darin McAreavey at 612-889-0499 so that we can arrange for sufficient space to accommodate all attendees.

Information About Voting

You will have the following number of votes apply to your stock, with the preferred stock voting on an as converted Common Stock basis: (i) one vote for each share of Common Stock that you owned on May 3, 2007, which is the record date for the special meeting; (ii) 2,222.2 votes for each share of Series A Preferred Stock you own (each such share converts into 2,222.2 shares of Common Stock and votes together with Common Stock on an as converted basis), prorated for fractional shares; and (iii) 1,470.59 votes for each share of Series B Preferred Stock you own (each such share converts into 1,470.59 shares of Common Stock and votes on an as converted basis). On the record date, there were: (a) 21,636,031 shares of Common Stock outstanding; (b) 20,180.2 shares of Series AA Preferred Stock outstanding (allocated 44,800,414 votes on an as converted to Common Stock basis); and (c) 2,516.09694 shares of Series B Preferred Stock (allocated 3,700,142 votes on an as converted to Common Stock basis). There is no cumulative voting. Not less than a majority of the votes representing outstanding shares, or shares representing 33,218,222 votes of Common Stock and/or Preferred Stock on an as converted to Common Stock basis, must be present to hold the special meeting.

You may own shares in one of the following ways: directly in your name as the stockholder of record or indirectly through a broker, bank or other holder of record.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or vote in person at the meeting. If you hold your shares in a brokerage account or through a bank or other holder of record, you hold the shares in “street name,” and your broker, bank or other holder of record is sending these proxy materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials.

Your vote is important. You may vote in person or by granting us a proxy to vote on the proposals. You may vote by proxy in any of the following ways:

•	by mail: sign, date and return the proxy card in the enclosed envelope;

•	via telephone: follow the instructions provided on the proxy card; or

•	via the Internet: follow the instructions provided on the proxy card.

If you grant us a proxy, you may nevertheless revoke your proxy at any time before it is exercised by: (1) sending written notice to us, attention: Corporate Secretary; (2) providing us with a later-dated proxy; or (3) attending the special meeting in person and voting your shares. Merely attending the special meeting, without further action, will not revoke your proxy;

If you return your proxy card, but do not indicate how your shares should be voted, they will be voted “for” in accordance with the board’s recommendation for each proposal.

Information Regarding Tabulation of the Vote

Our chief financial officer will tabulate all votes cast at the meeting and will act as inspector of election at the meeting.

Quorum Requirement

Stockholders owning shares representing a majority of our outstanding votes must be present in person or by proxy in order for action to be taken at the meeting. For these purposes, “abstentions” and “broker non-votes” will be counted as present for determining whether a quorum is present. A broker non-vote occurs when shares registered in the name of a broker are not voted because the broker does not have the authority to do so from the beneficial owners.

Information About Votes Necessary for Action to be Taken

The proposal to amend our Articles of Incorporation and the proposal to amend our By-Laws requires the affirmative vote of the holders of a majority of votes (i.e., a majority of outstanding Common Stock on an as converted basis assuming the conversion of each share of Series AA Preferred Stock and each share of Series B Preferred Stock to Common Stock in accordance with its conversion ratio) the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of establishing a quorum. Accordingly, an abstention will have the effect of a no vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some or all of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by “broker non-votes” will, however, be counted in establishing a quorum.

Costs of Proxies

We will pay all the costs of soliciting proxies and holding the special meeting. We have not retained a third party to assist in this process. Instead, proxies will be solicited solely by our directors, officers or employees. We will not pay additional compensation to these individuals for these activities. We also intend to request that brokers, banks and other nominees solicit proxies from their principals. We will pay the brokers, banks and other nominees for certain expenses that they incur for these activities.

Other Matters

We are not aware of any other matter to be presented at the special meeting. Generally, no business aside from the items discussed in this proxy statement may be transacted at the meeting. If, however, any other matter properly comes before the special meeting as determined by the chairman of the meeting, your proxies are authorized to act on the proposal at their discretion.

Available Information

This proxy statement is available on our Internet website at www.connectivitysi.net. We file reports, proxy materials and other information with the Securities and Exchange Commission (“SEC”). These reports, proxy materials and other information can be inspected and copied at the Public Reference Section maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; at The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at 233 Broadway, New York, New York 10279. Copies can be obtained by mail from the SEC at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

PROPOSAL NO. 1 - AMENDMENT TO THE ARTICLES

Our board adopted a resolution to amend, and to recommend our stockholders to approve, Article III of our Articles of Incorporation, referred to herein as the “Articles,” in order to increase the number of shares of Common Stock authorized for issuance from 25,000,000 shares to 350,000,000 shares.

The full text of Article III of the Articles as proposed to be amended by this proposal would be as follows:

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 350,000,000 shares of Common Stock, $.0001 par value per share and 5,000,000 shares of preferred stock, $.0001 par value per share with such rights and preferences as determined by the Board of Directors.

Florida law requires us to obtain approval from our stockholders to amend our Articles to increase the number of shares of authorized Common Stock.

Reasons for and General Effect of the Proposed Amendment

We recently closed on a number of transactions pursuant to which we issued securities, or warrants to purchase securities, that are convertible into shares of our Common Stock. The total number of shares of Common Stock that we may be required to issue upon conversion of these securities vastly exceeds the current number of shares of Common Stock that we are authorized to issue. As a result, as part of these transactions, we agreed to seek shareholder approval to increase the number of our authorized shares of Common Stock. This proxy statement contains a summary of those transactions.

Equity Funding

On April 10, 2007 we completed a $20,915,269 equity funding toward the issuance of Units comprised of 20,915 (rounded) shares of Series AA Preferred Stock (convertible into 46,478,178 shares of Common Stock at $0.45 per Share) and warrants to purchase an additional 20,915 (rounded) shares of Series AA Preferred Stock. Each Unit was priced at $1,000 comprised of: (i) one share of Series AA Preferred Stock; (ii) one warrant to purchase one half share of Series AA Preferred Stock at $1,000 per share expiring December 31, 2008 (“Two Year Warrant); and (ii) one warrant to purchase one half share of Series AA Preferred Stock at $1,444.43 per share, expiring December 31, 2009 (Three Year Warrant). The Series AA Preferred Stock also contains certain weighted average anti-dilution rights in the event that there are any issuances of capital stock or rights to acquire capital stock (other than certain exempted transactions) at a price of below $0.45 per share (on an as converted to Common Stock basis in the event the issuance is of a security other than Common Stock). We filed a Certificate of Designations and Preferences authorizing the issuance of up to 120,000 shares of Series AA Preferred Stock (convertible into up to 266,664,000 shares of Common Stock, subject to adjustment as noted above) on December 29, 2006 with the Florida Secretary of State.

On an as-converted basis, the Two Year Warrants issued as part of the Units may be exercised to purchase an aggregate of 23,239,089 shares of Common Stock exercisable at $0.45 per share, and the Three Year Warrants may be exercised to purchase an aggregate of 23,239,038 shares of Common Stock exercisable at $0.65 per share, assuming the anti-dilution protection described above is not triggered.

In addition, the placement agent and designees in connection with the Units financing received warrants to purchase 1,027 (rounded) shares of Series AA Preferred Stock (2,282,904 shares of Common Stock on an as converted basis), with one half of the warrants expiring December 31, 2008 and exercisable at $0.45 per share (on an as converted to Common Stock basis) and one half expiring December 31, 2009 and exercisable at $0.65 per share (on an as converted to Common Stock basis) in connection with the initial equity closing on January 19, 2007.

We also entered into a Registration Rights Agreement with the Units purchasers which obligates us to file a registration statement to register the shares of Common Stock underlying the Units within 90 days following the termination of the Units offering and to cause the registration statement to be declared effective no later than 180 days following the date of termination of the offering. There is a penalty of 1% of the purchase price of the Units per month for each month that we are late in the initial filing or the declaration of effectiveness of the registration statement, subject to a cap of 12% in the aggregate of the original Units’ purchase price, and with the penalty to be payable in Common Stock issuable based upon the 10 days’ average trading value of our shares of Common Stock for the applicable period. The Two Year Warrants and Three Year Warrants are exercisable only by payment of cash, however, in the event of delays in the registration of the shares of Common Stock underlying the Warrants, the Warrants require us to modify the terms of the warrants to either: (i) extend the outside date for the warrants to a year following the date of declaration of effectiveness of a registration statement with respect to the shares underlying the warrants, or (ii) modify the exercise rights under the warrants to be cashless.

On January 19, 2007, we closed the initial funding of $7,020,632 of borrowings on an 18 month $12,000,000 Senior Secured Facility issued to us by Hilco Financial, LLC. The Credit Agreement for the facility names us and our Magenta netLogic, Limited subsidiary as guarantors of the facility, and our remaining active subsidiaries, namely 20/20 Technologies, Inc., 20/20 Technologies I, LLC, Nexvu Technologies, LLC, Frontrunner Network Systems Corporation, CentrePath, Inc. and Global Capacity Group, Inc., as co-borrowers. The Credit Agreement provides for a term loan of $6,500,000 plus up to $5,500,000 of borrowing availability based upon an advance rate of 85% against eligible accounts receivable. It requires the payment of interest on a monthly basis at the greater of 15% per annum or prime plus 7%, and has a $250,000 prepayment penalty until the last 30 days of the facility. There is a $3,000 per month collateral management fee, a 0.5% per month unused line fee and an obligation to reimburse the lender for costs incurred by it in connection with the original issuance and ongoing administration of the facility. Further, we agreed to pay Hilco a fee of 5% of the maximum amount of the facility, with one half funded on the closing date and the second half due six months following the closing. We also paid a fee of $250,000 to a placement agent in connection with the placement of the facility.

The Senior Secured Facility is secured by a blanket lien on all of our assets and all of the assets of our subsidiaries. Additionally, we pledged all of the capital stock or limited liability company interests of each of our subsidiaries as additional collateral. The Credit Agreement prohibits junior encumbrances on our assets with the exception of the Junior Secured Facility (discussed herein) and certain permitted purchase money security interests. The Credit Agreement includes a covenant limiting our capital expenditures and the parties have agreed to establish additional loan covenants post closing. The Credit Agreement contains numerous affirmative and negative covenants customary for facilities of this nature, as well as certain post closing obligations. We have agreed to EBITDA covenants (earnings before interest taxes, depreciation and amortization) with Hilco as follows (at least 75% of the amount must be achieved on a cumulative basis: Q1 2007 ($2,400,000); Q2 2007 ($2,600,000); Q3 2007 ($600,000); and Q4 2007 $3,100,000. We have also agreed with Hilco to a covenant limiting capital expenditures at $500,000 for 2007.

In connection with the Senior Secured Facility, on January 19, 2007, we issued to Hilco two warrants to purchase an aggregate of 567.50056 shares of Series AA Preferred Stock (2,500,000 shares of Common Stock on an as converted to Common Stock basis). Warrants with respect to one half of the shares are exercisable on or before December 31, 2008 at an exercise price equal to $0.45 per share of Common Stock on an as-converted basis and warrants with respect to the one half of the shares are exercisable on or before December 31, 2009 at an exercise price equal to $0.65 per share of Common Stock on an as-converted basis. The warrants issued as part of the Senior Secured Facility are subject to similar extension and registration rights as those granted to the purchasers in the Units offering described above.

On January 19, 2007 we entered into an agreement with a number of individuals and entities for the establishment of a Junior Secured Facility which permits the funding of up to $10,000,000 of original principal amount of advances. At the closing, an initial $5,888,438 of funds was provided pursuant to the facility (as adjusted to reflect an additional $1,230 of accrued interest converted to principal from the amount previously reported) and on January 22, 2007 an additional $500,000 was added to the facility, bringing the aggregate principal amount of the facility to $6,388,438. All but $1,000,000 of the funding of the facility to date was provided by the exchange of existing bridge loans for the issuance of new notes with respect to the facility (valued dollar for dollar against outstanding principal plus accrued interest of the bridge loans; this included a bridge loan of $500,000 plus accrued interest funded to us by our chief executive officer). The facility has a two year term accruing simple interest at 12% per annum, with all principal and interest due on maturity. No points or fees were payable by us in connection with the issuance of the facility.

The original principal amount of each note issued pursuant to the Junior Secured Facility is convertible at the holder’s option into Series AA Preferred Stock (or following its conversion to Common Stock, then the conversion feature relates to Common Stock) at a price per share equal to a 20% discount to the average ten day trading average for our Common Stock as of the day immediately preceding the date of conversion, subject to a floor of $0.65 per share and a ceiling of $1.25 per share (subject to adjustment to account for stock splits and certain other extraordinary corporate circumstances). Based upon the foregoing range and assuming no more advances on the facility than those presently in effect, this equates to a minimum of 5,109,766 shares of Common Stock (on an as converted basis) in the event our stock value as computed per the above formula is at or above the $1.25 per share ceiling price, and a maximum of 9,826,473 shares of Common Stock (on an as converted basis) issuable in the event our stock value as computed per the above formula is at or below the $0.65 floor price.

In connection with the funding of the Junior Secured Facility, each lender under that facility was issued a warrant to purchase up to 67.500675 shares of Series AA Preferred Stock for each $100,000 of monies advanced, which represents 150,000 shares of Common Stock on an as converted basis, exercisable at $0.45 per share and expiring December 31, 2009. To date, an aggregate of 4,312.23922 shares of Series AA Preferred Stock (representing 9,582,658 shares of Common Stock on an as converted basis). Shares of Common Stock on an as converted basis are issuable in connection with the warrants so issued. The warrants issued as part of the Junior Secured Facility are subject to similar extension and registration rights as those granted to the purchasers in the Units offering described above.

The Junior Secured Facility is secured by a junior lien on our assets and the assets of our subsidiaries, which is expressly contractually subordinated to the Senior Secured Facility and any refinancing of that facility.

20/20 Bridge Loan. We had borrowed $5,987,367 in original principal amount of monies simultaneous with or shortly following our purchase of 20/20 Technologies, Inc., which loans had been secured by a blanket lien on the assets of 20/20. The principal and accrued interest with respect to these loans was either paid off or rolled into the purchase of Units per the Units offering on January 19, 2007. The holders of these notes were issued warrants to purchase Series A Preferred Stock which is the functional equivalent of the Series AA Preferred Stock and which are convertible into Common Stock at the rate of 37,500 shares for each $100,000 of funds advanced (2,245,263 shares of Common Stock on an as converted basis), exercisable on or before December 31, 2011, at $1,000 per share ($0.45 per share on an as converted to Common Stock basis), subject to a call in favor of us in the event that the closing price of our Common Stock exceeds $4.00 per share for 30 consecutive days following the effectiveness of a registration statement registering the shares of Common Stock underlying the warrants.

CentrePath Bridge Loan. We had borrowed $7,850,000 in original principal amount in November, 2007 with $6,750,000 of the proceeds used toward the purchase of CentrePath, and the balance of the proceeds used for working capital, which loans were secured by the stock and assets of CentrePath. The principal and accrued interest with respect to these loans was either paid off or rolled into the purchase of Units per the Units offering on January 19, 2007. In connection with the funding of this loan we issued warrants to purchase 1,766.2676 shares of Series AA Preferred Stock (representing 3,925,000 shares of Common Stock on an as converted to Common Stock basis), exercisable on or before December 31, 2009, at $1000 per share ($0.45 per share on an as converted to Common Stock basis).

Global Bridge Loan. We had borrowed $4,700,000 in original principal amount in December, 2007, which proceeds were (together with an additional $500,000 provided from working capital) used toward the purchase of Global Capacity. The principal and accrued interest with respect to these loans was secured by the stock of Global Capacity. The principal and accrued interest with respect to these loans was either paid off or rolled into the purchase of Units per the Units offering on January 19, 2007. In connection with the funding of this loan we issued warrants to purchase 1,057.5105 shares of Series AA Preferred Stock (representing 2,350,000 shares of Common Stock on an as converted to Common Stock basis), exercisable on or before December 31, 2009, at $1,000 per share ($0.45 per share on an as converted to Common Stock basis).

Mandatory Notes. We issued an aggregate of $8,030,340 of Mandatory Notes through April 10, 2007 (inclusive of one $250,000 note treated similarly to these notes but converted to Common Stock), which by their terms were automatically converted to Units on the initial closing of the Units offering. In addition, each Mandatory Note holder was issued a warrant for each $100,000 of principal amount advanced which is exercisable for 9 (rounded) shares of Series AA Preferred Stock, representing 723 (rounded) Shares of Series AA Preferred Stock, or 20,000 shares of Common Stock (on an as converted to Common Stock basis) per $100,000 of funding or 1,606,168 shares of Common Stock in the aggregate on an as converted basis. The warrants associated with this issuance are exercisable at $0.45 per share on an as converted to Common Stock basis, expire on December 31, 2011 and are callable by us.

DTD Investments, LLC. In November, 2006 we borrowed $450,000 from DTD Investments, LLC and secured the loan with a collateral pledge of our contract with CNT Telecom Services, Inc. The loan called for no base interest, but did call for the payment of participation interest anticipated to total $470,000, based upon anticipated collections under the contract over the period from the funding of the loan through December 31, 2007. On January 19, 2007 we paid off this loan in full by payment of the balance of the original principal amount owing plus an additional $125,000 and delivery of a warrant to purchase 135.00135 shares of Series AA Preferred Stock at $1,000 per share (i.e., 300,000 shares of Common Stock on an as converted basis, exercisable at $0.45 per share) and expiring December 31, 2008.

Unsecured Loans. In connection with our acquisition of 20/20 Technologies, Inc., there remained unsecured loans with an original principal amount of $1,610,000 outstanding. In connection with the funding of the Senior Secured Facility, we paid off all but one of these loans ($60,000 original principal amount), to the extent the holders of the loans did not elect to convert the principal and accrued interest thereon to equity. We subsequently paid off the $60,000 loan.

Creditor Waiver Agreements. In connection with our purchase of 20/20 Technologies, Inc. there were two outstanding agreements with creditors of 20/20 Technologies and its subsidiaries, calling for the accrual of these liabilities at 8% simple interest and the payoff of the principal in eight quarterly installments, plus a prepayment of 10% of the original principal amount of the obligations upon us raising $10,000,000 of equity and a second comparable prepayment upon us raising an additional $10,000,000. There is a remaining principal balance of $967,080 with respect to these loans as of April 9, 2007.

As a result of all issuances of our capital stock to date, our outstanding capital stock on an as converted to Common Stock basis as of April 10, 2007 represents 71,193,568 shares of Common Stock and cumulative warrants to purchase 79,706,043 shares of Common Stock (on an as converted basis).

In addition to the shares of Common Stock that we may be obligated to issue in the above-described transactions, our board believes that it is important to have available for issuance a number of authorized shares of Common Stock to meet our future corporate needs. If our stockholders approve the proposed amendment to our Articles, the additional authorized shares would give our board the flexibility to issue stock in the future for any proper corporate purpose, including future stock splits, future acquisitions, capital-raising transactions consisting of either equity or convertible debt, stock dividends or issuances under any current and future stock plans. The shares would be issuable at the discretion of our board, without further action needed by our stockholders except as may be required for a particular transaction by applicable law. The board believes that the additional shares will provide us with needed flexibility to issue shares in the future without the potential expense and delay incident to obtaining stockholder approval for a particular issuance. Except to the extent of our existing obligations on the date of mailing this proxy statement, we do not currently have any plans, understandings or agreements for the issuance or use of the additional shares of Common Stock to be approved under this proposal.

Certain Effects of the Proposed Amendment

The proposed amendment to our Articles to increase the number of shares of authorized Common Stock would not affect the rights of existing holders of Common Stock except to the extent that future issuances of Common Stock would reduce each existing stockholder’s proportionate ownership. Holders of existing commons stock do not have any preemptive rights to subscribe for the purchase of any shares of Common Stock, which means that you would not have a prior right to purchase any new issue of Common Stock in order to maintain your proportionate ownership.

The issuance of additional shares of Common Stock could make it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of us. We are not aware of any attempts on the part of a third party to effect a change of control, and the amendment has not been proposed to prevent a change of control.

If the holders of Common Stock approve this proposal, we will file the Amended and Restated Articles of Incorporation, with the Secretary of State of Florida (the “Secretary”) and the amendment and restatement of our Articles as described above will be effective upon the acceptance of the of Amended and Restated Articles of Incorporation by the Secretary.

RECOMMENDATION OF THE BOARD: The board recommends that you vote “FOR” the amendment to our Articles of Incorporation in order to increase the number of shares of Common Stock authorized for issuance as described herein.

PROPOSAL NO. 2 - AMENDMENT TO THE BY-LAWS

Our board adopted a resolution to amend, and to recommend our stockholders to approve, Article VII of our Amended and Restated By-Laws, referred to herein as the “By-Laws,” in order to grant our board the authority to adopt and effectuate future amendments to our By-Laws without the need for shareholder approval. Our board believes that requiring shareholder approval to amend the By-Laws hinders board flexibility which may result in undue company expense should the By-Laws need to be amended in the future. Currently, the board is considering increasing the size of our board of directors from a maximum of seven (7) to a maximum of nine (9) directors. Other than this Plan, the board has no plans to further amend the By-Laws, but approving this amendment will provide our board with the flexibility and speed necessary in the event the board believes further amending the By-Laws is in our interests and the interests of our shareholders.

The full text of the new Article VII, as proposed to be amended would be as follows:

Article VII. These by-laws may be altered, amended or repealed and new by-laws may be adopted by action of the board of directors.

The amendment to our By-Laws will be effective upon shareholder approval of this proposal.

RECOMMENDATION OF THE BOARD: The board recommends that you vote “FOR” this amendment to our By-Laws.

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YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF
PROXIES WILL SAVE US THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES. PLEASE
PROMPTLY MARK, SIGN, DATE AND RETURN THE
ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

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VOTE BY INTERNET OR TELEPHONE
QUICK ★★★ EASY ★★★ IMMEDIATE

Capital Growth Systems, Inc.

Voting by telephone or Internet is quick, easy and immediate. As a stockholder of Capital Growth Systems, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 10, 2007.

Vote Your Proxy on the Internet:
Go to www.continentalstock.com.
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote Your Proxy by Phone:
Call 1 (866) 894-0537.
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

Vote Your Proxy by mail:
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

Please mark your votes like this **X**

PRINT AUTHORIZATION *(THIS BOXED AREA DOES NOT PRINT)*

To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval.

SIGNATURE:______________________ DATE:________ TIME:______

Registered Quantity ____________ Broker Quantity ____________

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________________ Signature, if held jointly ______________________ Dated: ______________

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person. Please sign, date and return this proxy card promptly using the enclosed envelope.

▼ FOLD AND DETACH HERE ▼

CAPITAL GROWTH SYSTEMS, INC.
125 South Wacker Drive, Suite 300
Chicago, Illinois 60606
This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Thomas G. Hudson, Patrick C. Shutt, Lee Wiskowski, Douglas Stukel and Robert T. Geras, and each of them as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote all the Common Stock of Capital Growth Systems, Inc. held of record by the undersigned at the close of business on May 3, 2007, at the Special Meeting of Stockholders when convened on June 11, 2007 and at any postponements or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH HEREIN. In the event that any other matter may properly come before the Special Meeting, or any postponements or adjournments thereof, the Proxies are authorized, in their discretion, to vote on the matter.

(continued and to be signed on the reverse side)